CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                                FINANCIAL STATEMENTS
                                --------------------

                       AS OF DECEMBER 31, 1993, 1992 AND 1991
                       --------------------------------------

                                   TOGETHER WITH
                                   --------------

                                  AUDITORS' REPORT
                                  ----------------

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                                       INDEX
                                       -----



                                                                            PAGE
                                                                            ----

    Report of Independent Public Accountants                                 1


    Financial Statements:
      Statement of Net Assets Available for Plan
        Benefits as of December 31, 1993                                     2


      Statement of Net Assets Available for Plan
        Benefits as of December 31, 1992                                     3


      Statement of Changes in Net Assets Available for Plan Benefits
        for the Year Ended December 31, 1993                                 4

      Statement of Changes in Net Assets Available for Plan Benefits
        for the Year Ended December 31, 1992                                 5


      Statement of Changes in Net Assets Available for Plan Benefits
        for the Year Ended December 31, 1991                                 6


    Notes to Financial Statements                                            7



    Schedules:
      Schedule I - Item 27a - Schedule of Assets Held for Investment
        Purposes as of December 31, 1993                                     11


      Schedule II - Item 27d - Schedule of Reportable Transactions for
        the Year Ended December 31, 1993                                     12


                               ARTHUR ANDERSEN & CO.
                                   HARTFORD, CT.

                     REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     ----------------------------------------

   To Connecticut Natural Gas Corporation
         Union Employee Savings Plan:

   We have audited the accompanying statements of net assets available for benefits of Connecticut Natural Gas Corporation Union Employee Savings Plan (the Plan) as of December 31, 1993 and 1992, and the related statement of changes in net assets available for benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1993 and 1992, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

   Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                                             By Arthur Andersen & Co.
                                             ------------------------
                                             Arthur Andersen & Co.

   Hartford, Connecticut
   June 15, 1994

                                                                 -2-

                                                 CONNECTICUT NATURAL GAS CORPORATION
                                                 -----------------------------------
                                                     UNION EMPLOYEE SAVINGS PLAN
                                                     ---------------------------
                                         STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                         ---------------------------------------------------
                                                       AS OF DECEMBER 31, 1993
                                                      ------------------------

                                                                                                      Non-
                                                                                                  Participant
                                                   Participant Directed                             Directed
                                  -------------------------------------------------------         -----------
                                                                         The Putnam
                         Putnam Fiduciary   Putnam U.S.    The George     Fund for      Common       Common
                           Trust Company     Government    Putnam Fund   Growth and     Stock        Stock
                             GIC Fund       Income Trust    of Boston      Income        Fund         Fund         Total
                         ----------------  -------------  ------------   ----------   ----------   ----------    --------
    Assets
    ------
    Investments, at
      current value             $ 417,354  $   546,179    $   852,172  $ 1,337,133   $ 2,970,517  $ 5,413,417   $11,536,772

    Cash and temporary
      investments                   2,610         -             -            -            66,023      109,211       177,844
                                ---------    -----------   -----------  -----------  -----------  -----------   -----------
        Total Assets              419,964        546,179       852,172    1,337,133    3,036,540    5,522,628    11,714,616
                                ---------    -----------   -----------  -----------  -----------  -----------   -----------

    Liabilities
    -----------
    Accounts payable to
      broker                       -              -             -            -          (41,941)      (74,990)    (116,931)
                                ---------    -----------   -----------  -----------  -----------  -----------   -----------
        Net Assets
         Available for
         Plan Benefits          $ 419,964    $   546,179   $   852,172  $ 1,337,133  $ 2,994,599  $ 5,447,638   $11,597,685
                                =========    ===========   ===========  ===========  ===========  ===========   ===========



   The accompanying notes are an integral part of this financial statement.

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------
                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------
                STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                ---------------------------------------------------
                             AS OF DECEMBER 31, 1992
                             -----------------------





                                   Fixed         Common
                                   Income        Stock
                                    Fund          Fund         Total
                                -----------   -----------    --------
   Assets
   ------
Investments, at current
     value:
     Common stock                $    -        $ 5,704,218  $ 5,704,218
     Fixed income investments      4,090,728        -         4,090,728
     Cash and temporary
      investments                     48,992       117,599      166,591
                                 -----------   -----------  -----------
      Total Assets                 4,139,720     5,821,817    9,961,537
                                 -----------   -----------  -----------

   Liabilities
   -----------
   Participant
     Withdrawals
     & Benfit Payments              (106,572)      (42,022)    (148,594)
                                 -----------   -----------  -----------
      Net Assets Available
       for Plan Benefits         $ 4,033,148   $ 5,779,795  $ 9,812,943
                                 ===========   ===========  ===========



   The accompanying notes are an integral part of this financial statement.

                                                                                   -4-
                                                                                                                         Page 1 of 2

                                                                   CONNECTICUT NATURAL GAS CORPORATION
                                                                   ----------------------------------
                                                                       UNION EMPLOYEE SAVINGS PLAN
                                                                       ---------------------------
                                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                                                     ---------------------------------------------------------------
                                                                  FOR THE YEAR ENDED DECEMBER 31, 1993
                                                                  -------------------------------------


                                                                        Participant Directed
                                              ---------------------------------------------------------------------
                                                         Putnam                                    The Putnam
                                           Fixed       Fiduciary     Putnam U.S.    The George      Fund for        Common
                                          Income     Trust Company    Government    Putnam Fund    Growth and       Stock
                                           Fund         GIC Fund     Income Trust    of Boston       Income          Fund
                                        -----------  -------------  -------------  -------------  -----------     ----------
   Additions to net assets
    attributed to:
    Dividends and interest income        $      -       $   61,460    $    26,326   $    59,676     $    84,046  $   116,028
                                         -----------    ----------    -----------   -----------     -----------  -----------
    Realized gains
     (losses), net                              -             -               (64)        1,084           1,496       35,162
                                         -----------    ----------    -----------   -----------     -----------  -----------
            Unrealized appreciation
     (depreciation) of investments              -             -           (12,233)       (9,578)         17,435      155,563
                                         -----------    ----------    -----------   -----------     -----------  -----------
     Contributions:
       Employees                                -          141,990         47,453       100,529         182,566      273,008
       Employer                                 -             -              -             -               -            -
                                         -----------    ----------    -----------   -----------     -----------  -----------
         Total contributions                    -          141,990         47,453       100,529         182,566      273,008
                                         -----------    ----------    -----------   -----------     -----------  -----------
     Transfers, net                       (4,061,984)      450,763        500,294       701,962       1,065,209    1,290,933
                                         -----------    ----------    -----------   -----------     -----------  -----------
     Other, net                               28,836          -              -             -               -         (19,477)
                                         -----------    ----------    -----------   -----------     -----------  -----------
   Total additions (deductions)           (4,033,148)      654,213        561,776       853,673       1,350,752    1,851,217
                                         -----------    ----------    -----------   -----------     -----------  -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants              -         (234,249)       (15,597)       (1,501)        (13,619)     (65,036)
                                         -----------    ----------    -----------   -----------     -----------  -----------
   Net increase (decrease)                (4,033,148)      419,964        546,179       852,172       1,337,133    1,786,181
                                         -----------    ----------    -----------   -----------     -----------  -----------
   Net Assets Available
    for Plan Benefits:
       Beginning of year                   4,033,148          -              -             -               -       1,208,418
                                         -----------    ----------    -----------   -----------     -----------  -----------
       End of year                       $      -       $  419,964    $   546,179   $   852,172     $ 1,337,133  $ 2,994,599
                                         ===========    ==========    ===========   ===========     ===========  ===========

                                                       -4-

                                                                                                  Page 2 of 2

                                       CONNECTICUT NATURAL GAS CORPORATION
                                       ----------------------------------
                                           UNION EMPLOYEE SAVINGS PLAN
                                           ---------------------------
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         ---------------------------------------------------------------
                                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                      -------------------------------------
                                           Non-
                                       Participant
                                         Directed
                                       -----------

                                          Common
                                          Stock
                                           Fund          Total
                                       -----------     ---------
   Additions to net assets
    attributed to:
    Dividends and interest income       $   249,884    $   597,420
                                        -----------    -----------
    Realized gains
     (losses), net                          134,003        171,681
                                        -----------    -----------
            Unrealized appreciation
     (depreciation) of investments          354,945        506,132
                                        -----------    -----------
     Contributions:
       Employees                               -           745,546
       Employer                             422,600        422,600
                                        -----------    -----------
         Total contributions                422,600      1,168,146
                                        -----------    -----------
     Transfers, net                         (34,971)       (87,794)
                                        -----------    -----------
     Other, net                             (41,712)       (32,353)
                                        -----------    -----------
   Total additions (deductions)           1,084,749      2,323,232
                                        -----------    -----------
   Deductions from net assets
     attributed to:
     Benefits paid to participants         (208,488)      (538,490)
                                        -----------    -----------
   Net increase (decrease)                  876,261      1,784,742
                                        -----------    -----------
   Net Assets Available
    for Plan Benefits:
       Beginning of year                  4,571,377      9,812,943
                                        -----------    -----------
       End of year                      $ 5,447,638    $11,597,685
                                        ===========    ===========

   The accompanying notes are an integral part of this financial statement.

                                                       -5-

                                       CONNECTICUT NATURAL GAS CORPORATION
                                       -----------------------------------
                                           UNION EMPLOYEE SAVINGS PLAN
                                           ---------------------------
                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         --------------------------------------------------------------
                                      FOR THE YEAR ENDED DECEMBER 31, 1992
                                      ------------------------------------





                                       Fixed         Common
                                       Income         Stock
                                        Fund          Fund         Total
                                      ---------     --------      --------
   Additions to net assets
     attributed to:
     Dividends                        $    -       $   277,566   $   277,566
     Interest                             330,412         (533)      329,879
                                      -----------  -----------   -----------
       Total investment income            330,412      277,033       607,445
                                      -----------  -----------   -----------
     Realized gains, net                   -            29,373        29,373
                                      -----------  -----------   -----------
     Unrealized appreciation
       of investments                      -         1,364,840     1,364,840
                                      -----------  -----------   -----------
     Contributions:
      Employees                           479,871      128,149       608,020
      Employer                             -           416,686       416,686
                                      -----------  -----------   -----------
        Total contributions               479,871      544,835     1,024,706
                                      -----------  -----------   -----------
        Total additions                   810,283    2,216,081     3,026,364
                                      -----------  -----------   -----------
   Deductions from net
    assets attributed to:
     Benefits paid to participants       (188,338)    (133,285)     (321,623)
                                      -----------  -----------   -----------
      Net increase                        621,945    2,082,796     2,704,741
   Net Assets Available for
    Plan Benefits:
     Beginning of year                  3,411,203    3,696,999     7,108,202
                                      -----------  -----------   -----------
     End of year                      $ 4,033,148  $ 5,779,795   $ 9,812,943
                                      ===========  ===========   ===========

   The accompanying notes are an integral part of this financial statement.

                                        -6-

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------
                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------
          STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
          --------------------------------------------------------------
                       FOR THE YEAR ENDED DECEMBER 31, 1991
                       ------------------------------------






                                       Fixed         Common
                                       Income        Stock
                                        Fund          Fund         Total
                                     ---------     ---------      -------
   Additions to net assets
     attributed to:
     Dividends                       $    -       $   224,161   $   224,161
     Interest                            278,470          536       279,006
                                     -----------  -----------   -----------
      Total investment income            278,470      224,697       503,167
                                     -----------  -----------   -----------
     Realized gains, net                  -                38            38
                                     -----------  -----------   -----------
     Unrealized appreciation
      of investments                      -           575,505       575,505
                                     -----------  -----------   -----------
     Contributions:
      Employees                          480,116       94,837       574,953
      Employer                            -           368,897       368,897
                                     -----------  -----------   -----------
        Total contributions              480,116      463,734       943,850
                                     -----------  -----------   -----------
        Total additions                  758,586    1,263,974     2,022,560
                                     -----------  -----------   -----------
   Deductions from net
    assets attributed to:
    Benefits paid to participants       (111,765)     (98,265)     (210,030)
                                     -----------  -----------   -----------
      Net increase                       646,821    1,165,709     1,812,530
   Net Assets Available
    for Plan Benefits:
     Beginning of year                 2,764,382    2,531,290     5,295,672
                                     -----------  -----------   -----------
     End of year                     $ 3,411,203  $ 3,696,999   $ 7,108,202
                                     ===========  ===========   ===========


   The accompanying notes are an integral part of this financial statement.

                        CONNECTICUT NATURAL GAS CORPORATION
                        -----------------------------------

                            UNION EMPLOYEE SAVINGS PLAN
                            ---------------------------

                           NOTES TO FINANCIAL STATEMENTS
                           -----------------------------



   1.  Description of the Plan:
       ------------------------

       The following description of the Connecticut Natural Gas Corporation Union Employee Savings Plan (the Plan) is provided for general information purposes only. More complete information regarding the Plan's provisions may be found in the Plan document.

       a.  General -
           -------

           The Plan is a defined contribution thrift plan open to union employees of Connecticut Natural Gas Corporation and subsidiaries (the Company). The Plan was established by the Company under the provisions of Section 401(a) of the Internal Revenue Code (IRC), and it includes a qualified deferred arrangement as described in Section 401(k) of the IRC for the benefit of eligible employees of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan Administrator is the Company. The Compensation and Fringe Benefits Committee of the Company's Board of Directors appointed an Administrative Committee to serve as manager of the Plan.

       b.  Eligibility -
           -----------

           Employees are eligible to participate when the following criteria are met:

           (1) Are at least age 21.

           (2) Are employed by the Company for one year or more.

           (3) Have completed 1,000 hours or more of service in a 12-month period beginning with date of hire.

           (4) Are members of a Hartford or Greenwich Union Collective Bargaining Unit.

           The number of employees participating in the Plan as of December 31, 1993 and 1992 were 373 and 365, respectively.

       c.  Contributions -
           -------------

           Eligible employees may elect to participate in the Plan and authorize payroll deductions of not less than 1% and not greater than 20% of basic earnings as savings contributions to their accounts during each year.

           The Company will match a percentage of an employee's compensation depending on age or years of continuous service. The amount of the Company contribution will be determined according to the schedule below. However, if an employee's elected savings allotment is less than the percentage contained in the schedule, the Company will match no more than the percentage contributed by the employee.

           As of December 31, 1993, if an employee's:

      Years of Continuous
          Service is           Or      Age is     The Company Will Contribute
     --------------------      --      ------     ---------------------------
              30                         50            6% of compensation
              20                         45          4-1/2% of compensation
              10                         35            3% of compensation
         Less than l0                 Under 35         2% of compensation

       d.  Investment Options -
           ------------------

           Plan participants direct their contributions among five investment options in 5% increments, and they may elect to change their investment options once during each calendar quarter. A description of each investment option is provided below:

           (1) PUTNAM FIDUCIARY TRUST COMPANY GIC FUND - This mutual fund seeks to preserve principal and achieve relatively high current income through a diversified portfolio of high-quality investment contracts.

           (2) PUTNAM U.S. GOVERNMENT INCOME TRUST - This mutual fund seeks current income through a portfolio of securities backed by the full faith and credit of the United States Government.

           (3) THE GEORGE PUTNAM FUND OF BOSTON - This mutual fund seeks a balance of capital growth and current income through a diversified portfolio of common stocks and bonds.

           (4) THE PUTNAM FUND FOR GROWTH AND INCOME - This mutual fund seeks capital growth and current income through a portfolio of income-producing common stocks.

           (5) COMMON STOCK FUND - This fund seeks to provide current income and capital appreciation through investment in the common stock of the Company purchased at not more than fair market value.

           All Company matching contributions are invested in the Common Stock Fund.

       e.  Vesting -
           -------

           Participants are fully vested in their contributions and the earnings thereon. Participants are vested in the Company matching contributions and the earnings thereon as follows:

        Years of Continuous Service is               Percentage Vested
        ------------------------------               -----------------
                 Less than 1                                 0%
              1 but less than 2                             20
              2 but less than 3                             40
              3 but less than 4                             60
              4 but less than 5                             80
                  5 or more                                100

           Participants also become fully vested in their Company matching contribution account if any one of the following occurs:

           (1) Death

           (2) Disability

           (3) Attainment of age 65 (normal retirement date)

           (4) Total or partial termination of the Plan

           (5) Discontinuance of Company contributions to the Plan

           Upon termination of employment before full vesting, the non-vested Company match portion of a participant's common stock account shall be forfeited and applied as a credit against the employer's future contributions.

       f.  Benefits -
           --------

           Upon termination of employment due to retirement, disability, or death, a participant (or his/her beneficiary) may elect to receive a lump-sum distribution equal to the value of the participant's vested interest in his/her account as soon as practicable following the termination date or defer the distribution to some future date.

           Participants may request the withdrawal of certain account balances prior to termination of employment. Application for withdrawal of after-tax contributions and employee IRA contributions may be made once a year. There are no Plan penalties for such withdrawals.

           Participant benefits under the Plan are excluded from insurance coverage of the Pension Benefit Guarantee Corporation.

       g.  Participant Accounts -
           --------------------

           Individual accounts are maintained for each of the Plan's participants to reflect the participant's share of the Plan's income and the participant's and the Company's contributions. Allocations of Plan income are based on the share balances in the participants' accounts.

   2.  Transfer of Plan Assets to New Trustee:
       --------------------------------------

       In January 1993, the Trustee of the Plan was changed from Fleet Bank, Connecticut (Fleet) to Putnam Fiduciary Trust Company (PFTC). All assets held in trust by Fleet, consisting of common stock of the Company and a Hartford Life Insurance Company immediate participation guarantee contract, together with associated cash and temporary investments, were transferred to PFTC and placed in the Common Stock Fund and the PFTC GIC Fund, respectively. The balance of the immediate participation guarantee contract and associated cash on January 1, 1993 is reflected in the "Fixed Income Fund" column on the accompanying statement of changes in net assets for the year ended December 31, 1993. In April 1993, transfers of assets from the participant directed portion of the Common Stock Fund and the PFTC GIC Fund to the five investment funds described in Note 1 were completed based upon investment elections made by the Plan's participants.

   3.  Summary of Significant Accounting Policies:
       ------------------------------------------

       a.  Basis of Accounting -
           -------------------

           The accompanying financial statements are prepared on the accrual basis of accounting.

       b.  Income Recognition -
           ------------------

           Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis.

       c.  Investment Valuation -
           --------------------

           The Plan's investments are reflected at current value. The shares of the Common Stock Fund and the Putnam mutual funds owned by the Plan, with the exception of the PFTC GIC Fund, are valued at market as determined by the quoted market price as of the last business day of the year. The latter fund is valued at cost plus accumulated earnings. Purchases and sales of securities are reflected on a trade date basis. Realized and unrealized appreciation/depreciation presented in the statement of changes in net assets available for plan benefits are computed based on the historical cost of the Plan assets.

       d.  Administrative Expenses -
           -----------------------

           Administrative expenses of the Plan may be paid by either the Company or the Plan. During 1993, 1992 and 1991 the Company paid all administrative expenses relating to the Plan.

   4.  Federal Income Tax Status:
       -------------------------

       Although the Plan has received a favorable determination letter dated August 13, 1986 from the Internal Revenue Service, it has not been updated for the latest Plan restatement to meet the requirements of the Tax Reform Act of 1986. However, the Plan Administrator and management believe that the Plan was designed and operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt through the year ended December 31, 1993.

   5.  Investments:
       -----------

       Putnam Fiduciary Trust Company, trustee of the Plan, holds the Plan's investments and executes transactions therein.

       The fair market values of individual assets that represent 5% of more of the Plan's net assets as of December 31, 1993 and 1992 are as follows:

         1993:
            Connecticut Natural Gas Corporation
               common stock                              $8,383,934
            The Putnam Fund for Growth and Income         1,337,133
            The George Putnam Fund of Boston                852,172

         1992:
            Connecticut Natural Gas Corporation
               common stock                              $5,704,218
            Hartford Life Insurance Company
               Immediate Participation Guarantee
               Contract #2931B                            4,090,728

   6.    Concentration of Credit Risk:
         ----------------------------

         All the Plan's assets are invested in the mutual funds managed by Putnam Investments, Inc. described in Note 1 and the Company's common stock. In the event of any uncertainties in the financial marketplace the Plan may be exposed to financial risks.

                                                      -11-

                                                                                                   Schedule I
                                       CONNECTICUT NATURAL GAS CORPORATION
                                       -----------------------------------
                                           UNION EMPLOYEE SAVINGS PLAN
                                           ---------------------------
                           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                           ----------------------------------------------------------
                                             AS OF DECEMBER 31, 1993
                                            ------------------------
                                  (Employer Identification Number - 06-0383860)
                                  ---------------------------------------------

                                                                                                 Current
   Identity of Issue or Party Involved              Description of Investment       Cost          Value
   -----------------------------------              -------------------------     ---------     ----------
   Putnam Fiduciary Trust Company GIC Fund        Mutual fund comprised of
                                                    investment contracts         $   417,354     $   417,354
                                                  Cash                                 2,610           2,610
                                                                                 -----------     -----------
                                                                                     419,964         419,964
                                                                                 -----------     -----------
   Putnam U.S. Government Income Trust            Mutual fund comprised of U.S.
                                                    Government securities            552,209         546,179
                                                                                 -----------     -----------

   The George Putnam Fund of Boston               Mutual fund comprised of
                                                    common stocks and bonds          848,440         852,172
                                                                                 -----------     -----------

   The Putnam Fund for Growth and Income          Mutual fund comprised of
                                                    common stocks                  1,295,591       1,337,133
                                                                                 -----------     -----------

   *Connecticut Natural Gas Corporation           Participant directed -
                                                    Common stock                   2,068,311       2,970,517
                                                    Temporary investments             66,023          66,023
                                                                                 -----------     -----------
                                                                                   2,134,334       3,036,540
                                                                                 -----------     -----------
                                                  Non-participant directed -
                                                    Common stock                   3,769,227       5,413,417
                                                    Temporary investments            109,211         109,211
                                                                                 -----------     -----------
                                                                                   3,878,438       5,522,628
                                                                                 -----------     -----------
                                                        Total Common Stock Fund    6,012,772       8,559,168
                                                                                 -----------     -----------
                                                        Total Investments        $ 9,128,976     $11,714,616
                                                                                 ===========     ===========
   *   Represents a party in interest for the year ended December 31, 1993.

   The accompanying notes are an integral part of this schedule.

                                                                 -12-

                                                                                                                Schedule II
                                                  CONNECTICUT NATURAL GAS CORPORATION
                                                      UNION EMPLOYEE SAVINGS PLAN
                                            ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                                 FOR THE YEAR ENDED DECEMBER 31, 1993
                                             (Employer Identification Number - 06-0383860)




                                                                Purchases                           Sales
                                                         -----------------------  ------------------------------------------
                Identity of             Description        Number of   Purchase   Number of    Selling    Cost of   Net Gain
               Party Involved            of Asset        Transactions    Price   Transactions   Price      Asset    or (Loss)
               --------------            --------        ------------  --------- ------------ ---------  ---------  --------
          Putnam Fiduciary Trust  Mutual fund
           Company GIC Fund        comprised of
                                   investment contracts       43      $  307,039      25     $3,949,059 $3,949,059  $    -

          Putnam U.S. Government  Mutual fund comprised
           Income Trust           of U.S. Government
                                  securities                  25         578,912      14         20,435     20,499       (64)
          The George Putnam       Mutual fund comprised
           Fund of Boston          of common stocks and
                                  bonds                       28         889,904       9         29,239     28,155     1,084
          The Putnam Fund for     Mutual fund comprised
           Growth and Income       of common stocks           27       1,439,769      11        121,567    120,071     1,496

          Connecticut Natural
           Gas Corporation        Common stock                27       2,580,136      46        538,409    369,244   169,165



           Note: For the purpose of this schedule, a reportable transaction is defined as a transaction or a series of transactions of the same issue or with the same person which involves an amount in excess of 5%
                 of the current value of plan assets at the beginning of the plan year.


           The accompanying notes are an integral part of this schedule.